Exhibit 11
              Statement Regarding Computation of Earnings per Share


                                                                        Three
                                                                        Months
                                                                        Ended
                                                                       June 30,
                                                                         1998
                                                                      ---------

Net Earnings (in thousands)                                           $     149

Basic earnings per share:
    Weighted average shares outstanding                                 859,625
    Less unearned employee stock ownership plan shares                  (59,413)

    Average option shares granted                                             0

    Less assumed purchase of shares using treasury method                     0

Common and common equivalent shares outstanding                         800,311
                                                                      ---------

Earnings per common share - basic                                     $    0.19
                                                                      ---------

Diluted earnings per share:
    Weighted average shares outstanding                                 859,625
    Less unearned employee stock ownership plan shares                  (59,413)

    Average option shares granted                                             0

    Less assumed purchase of shares using treasury method                     0

Common and common equivalent shares outstanding                         800,311
                                                                      ---------

Earnings per common share -  diluted                                  $    0.19
                                                                      ---------